MSB Financial Corp. Announces Quarterly Results


MILLINGTON, N.J., November 1, 2007 -- MSB Financial Corp. (Nasdaq: MSBF) (the "Company"), the holding company for Millington Savings Bank (the "Bank"), reported net income of $126,000 for the three months ended September 30, 2007. This compares to net income of $158,000 for the quarter ended June 30, 2007 and net income of $143,000 for the quarter ended September 30, 2006.


Net interest income for the quarter ended September 30, 2007 was $1.8 million, as compared to $1.9 million for the quarter ended June 30, 2007 and $1.7 million for the quarter ended September 30, 2006. The interest rate spread for the September 30, 2007 quarter was 2.17%, compared to 2.28% for the quarter ended June 30, 2007 and 2.44% for the September 2006 quarter. The average yield on interest earning assets for the September 2007 quarter was 6.13% compared to 6.15% for the quarter ended June 30, 3007 and 6.08% for the September 2006 quarter. The average cost of interest bearing liabilities for the September 30, 2007 quarter was 3.96% compared to 3.87% for the quarter ended June 30, 2007 and 3.64% for the September 2006 quarter.


Noninterest expense was $1.8 million for both the quarters ended September 30, and June 30, 2007, and $1.6 million for the quarter ended September 2006. The increase for the quarters ending September 30, and June 30, 2007 as compared to the quarter ended September 30, 2006 resulted primarily from increases in salaries and employee benefits cost, occupancy and equipment, and other expense; partially offset by a decrease in advertising expense. Between the September 2006 and September 2007 quarters there was a $124,000 increase in salaries and employee benefits, a $19,000 increase in occupancy and equipment, and a $91,000 increase in other expense, which was offset in part by a decrease of $52,000 in advertising expense. The changes in these expenses was partly due to the opening of the Martinsville branch office at the end of July 2006. The increase in salaries and employee benefits was also due to the cost of the Employee Stock Ownership Plan, implemented in January 2007 in connection with the Company's IPO. The increase in other expense was also caused by expenses attributable to Sarbanes-Oxley Section 404 compliance incurred in the quarter ended September 30, 2007.


Total assets were $286.8 million at September 30, 2007, compared to $284.6 million at June 30, 2007 due primarily to a $2.8 million increase in loans receivable, net. Deposits were $214.3 million at September 30, 2007, compared to $211.1 million at June 30, 2007. FHLB advances were $26.7 million at September 30, 2007, down from $27.9 million at June 30, 2007.


Shares of the Company's common stock trade on the NASDAQ Global Market under the symbol "MSBF." The Company is majority owned by its mutual holding company parent, MSB Financial, MHC.

CONTACT:  MSB Financial Corp.
          Michael Shriner, Executive Vice President
          908-647-4000
          mshriner@millingtonsb.com

                               MSB FINANCIAL CORP
                             (Dollars in Thousands)

                        SELECTED FINANCIAL AND OTHER DATA


Balance Sheet Data:
                                                                       (Unaudited)
                                                          At September 30         At June 30,
                                                     --------------------------------------------
                                                           2007                      2007
                                                     ------------------        ------------------
         Total assets                                         $286,845                  $284,578

         Cash and cash equivalents                               3,852                     4,269

         Loans receivable, net                                 236,298                   233,498

         Securities held to maturity                            29,230                    29,336

         Deposits                                              214,276                   211,118

         Federal Home Loan Bank advances                        26,687                    27,889

         Total stockholders' equity                             43,517                    43,346



Summary of Operations:
                                                                                 (Unaudited)
                                                                          For the Three Months Ended,
                                                       September 30,               June 30,                September 30,
                                                     ----------------------------------------------------------------------
                                                           2007                      2007                      2006
                                                     ------------------        ------------------        ------------------
         Total interest income                                  $4,103                    $4,114                    $3,874

         Total interest expense                                  2,280                     2,227                     2,195
                                                     ------------------        ------------------        ------------------

         Net interest income                                     1,823                     1,887                     1,679

         Provision for loan losses                                  15                         5                         0
                                                     ------------------        ------------------        ------------------

         Net interest income after provision
           for loan losses                                       1,808                     1,882                     1,679

         Noninterest income                                        159                       143                       153

         Noninterest expense                                     1,783                     1,784                     1,611
                                                     ------------------        ------------------        ------------------

         Income before taxes                                       184                       241                       221

         Income tax provision                                       58                        83                        78
                                                     ------------------        ------------------        ------------------

         Net income                                               $126                      $158                      $143
                                                     ==================        ==================        ==================


         Net income per common share:

                  basic and diluted                              $0.02                     $0.03                     $0.05

         Weighted average number of common stock             5,428,104                 5,423,904                 3,091,344
         outstanding

                                                                                 (Unaudited)
                                                                       At or For the Three Months Ended,
                                                       September 30,               June 30,                September 30,
                                                     ----------------------------------------------------------------------
                                                           2007                      2007                      2006
                                                     ------------------        ------------------        ------------------

Performance Ratios:

         Return on average assets (ratio of net income
         to average total assets)                                 0.18%                     0.22%                     0.21%

         Return on average equity (ratio of net income
         to average equity)                                       1.16                      1.45                      2.89

         Net interest rate spread                                 2.17                      2.28                      2.44

         Net interest margin on average interest-earning
         assets                                                   2.72                      2.82                      2.63

         Average interest-earning assets to average
         interest-bearing liabilities                           116.29                    116.25                    105.65

         Operating expense ratio (noninterest expenses
         to average total assets)                                 2.51                      2.52                      2.37

         Efficiency ratio (noninterest expense divided by
         sum of net interest income and noninterest income)      89.96                     87.88                     87.94


Asset Quality Ratios:

         Non-performing loans to total loans                      1.07                      0.69                      0.80

         Non-performing assets to total assets                    0.92                      0.59                      0.66

         Net charge-offs to average loans outstanding             0.00                      0.00                      0.00

         Allowance for loan losses to non-performing loans       35.90                     55.02                     50.66

         Allowance for loan losses to total loans                 0.39                      0.38                      0.40


Capital Ratios:

         Equity to total assets at end of period                 15.17                     15.23                      7.12

         Average equity to average assets                        15.34                     15.33                      7.28

         Number of Offices                                           4                         4                         4
